Exhibit 23.2

We consent to the incorporation by reference in this Form S-8 of our report dated March 27, 2006 relating to the financial statements of Idaho General Mines, Inc. which appears in Idaho General Mines, Inc.’s Annual Report for the year ended December 31, 2005, as amended.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Spokane, Washington

December 19, 2006

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com